EXHIBIT 99.1

LF Capital Acquisition Corp. II Announces Letter of Intent for Business Combination

New York, New York, February 15, 2023, LF Capital Acquisition Corp. II, a Delaware corporation (“LF II”) (NASDAQ:LFAC), announced today that it has entered into a letter of intent (the “LOI”) with a target company (the “Target Company”) for a potential initial business combination (the “Business Combination”). The LOI is non-binding with respect to all its material terms, except with respect to provisions regarding a limited period of exclusivity. The Target Company is a US-based manufacturer in the packaging industry with industry-leading profitability serving diversified end markets and with an established and highly attractive, blue-chip customer base that are subject to multi-year contracts.

Under the terms of the LOI, LF II and the Target Company intend to enter into a definitive agreement pursuant to which LF II and the Target Company would combine, with the former equityholders of both entities (following the completion of the Business Combination) holding equity in the combined publicly listed company. The completion of the Business Combination is subject to the completion of due diligence to LF II’s satisfaction, the negotiation and execution of definitive documentation and satisfaction of the conditions contained therein, including (i) securing certain concurrent financing, (ii) completion of any required stock exchange and regulatory reviews and (iii) approval of the transaction by LF II’s stockholders and the Target Company’s stockholders. Accordingly, no assurances can be made by either party that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

Additional Information and Where to Find It

LF II has mailed to its stockholders of record as of January 13, 2023 a definitive proxy statement (the “Charter Amendment Proxy Statement”) for a special meeting of stockholders on February 15, 2023 to increase the monthly extension payments per one-month extension of the deadline to complete an initial business combination to $0.04 per share of LF II’s Class A common stock sold in LF II’s initial public offering. Stockholders may obtain a free copy of the Charter Amendment Proxy Statement, as well as other relevant documents that have been or will be filed with the United States Securities and Exchange Commission (the “SEC”), without charge, at the SEC’s website (www.sec.gov) or by directing a request to: 1909 Woodall Rodgers Freeway, Suite 500, Dallas, TX 75201, or to Morrow Sodali LLC, LF II’s proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing LFAC.info@investor.morrowsodali.com.

If a definitive agreement is entered into in connection with the proposed Business Combination, LF II intends to file a preliminary proxy statement/prospectus (the “Deal Proxy Statement/Prospectus”) with the SEC. A definitive Deal Proxy Statement/Prospectus will be mailed to stockholders of LF II as of a record date to be established for voting on the proposed transaction. LF II urges its investors and other interested persons to read, when available, the Deal Proxy Statement/Prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the proposed Business Combination. The Deal Proxy Statement/Prospectus, once available, can be obtained without charge at the SEC’s web site (www.sec.gov) or by directing a request to LF Capital Acquisition Corp. II, 1909 Woodall Rodgers Freeway, Suite 500, Dallas, TX 75201.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of any business combination or stockholder meeting. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

LF II and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies, in favor of the approval of the proposed Business Combination related matters. Information regarding LF II’s directors and executive officers is set forth in LF II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 25, 2022. Additional information regarding the interests of those participants and other persons who may be deemed participants in the potential transaction will be set forth in the Deal Proxy Statement/Prospectus when it is filed with the SEC.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of LF II, including those set forth in the Risk Factors section of LF II’s Form S-1, which was declared effective by the SEC on August 5, 2021, and is available on the SEC’s website, www.sec.gov. LF II undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.